EXHIBIT 4.7
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                                                                  EXECUTION COPY


                             INTERCREDITOR AGREEMENT


         INTERCREDITOR AGREEMENT (as amended, modified or supplemented from time to time, this "AGREEMENT"), dated as of August 18, 2003 among Deutsche Bank Trust Company Americas, in its capacity as collateral agent (together with any successor collateral agent, the "COLLATERAL AGENT") for the benefit of the Secured Creditors (as defined below), Deutsche Bank Trust Company Americas, in its capacity as administrative agent (together with any successor administrative agent, the "ADMINISTRATIVE AGENT") for the benefit of the First Lien Creditors (as defined below) and U.S. Bank National Association, as trustee (together with any successor trustee, the "SENIOR SECURED NOTES TRUSTEE") for its benefit and the benefit of the holders from time to time of the Senior Secured Notes (as defined below). Capitalized terms used herein shall have the meaning specified in Section 9 hereof or, if not defined therein, as specified in the Credit Agreement.

                              W I T N E S S E T H :
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         WHEREAS, Scotsman Holdings, Inc. ("HOLDINGS"), Williams Scotsman, Inc.
(the "Borrower"), the financial institutions from time to time party thereto (the "LENDERS"), Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Administrative Agent, Fleet Capital Corporation and Congress Financial Corporation, as Co-Syndication Agents, Bank of America, N.A. and GMAC Business Credit, LLC, as Co-Documentation Agents and Deutsche Banc Alex. Brown Inc., as Sole Lead Arranger and Sole Book Manager, have entered into a Credit Agreement, dated as of March 26, 2002 (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders, the "CREDIT Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates (including without limitation Deutsche Banc Alex. Brown Inc., as Sole Lead Arranger and Sole Book Manager), the Collateral Agent and each other Agent (as defined in the Credit Agreement) are herein called the "BANK CREDITORS");

         WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the "INTEREST RATE AGREEMENTS") with DBTCA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by DBTCA or an affiliate of DBTCA (even if DBTCA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the "INTEREST RATE CREDITORS", and the Interest Rate Creditors together with the Bank Creditors, collectively, the "FIRST LIEN CREDITORS");

         WHEREAS, the Borrower, certain Subsidiaries of the Borrower and the Senior Secured Notes Trustee have entered into an Indenture, dated as of August 18, 2003 (as amended,


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modified or supplemented from time to time, the "SENIOR SECURED NOTES
INDENTURE"), providing for (i) the issuance by the Borrower of its 10% Senior Secured Notes due 2008 and all Senior Secured Notes issued upon any exchange offer as contemplated in the Senior Secured Notes Indenture (the "SENIOR SECURED NOTES") to the holders thereof from time to time (the "SENIOR SECURED NOTEHOLDERS" and, together with the Senior Secured Notes Trustee, the "SECOND LIEN CREDITORS" and, together with the First Lien Creditors, the "SECURED CREDITORS") and (ii) the guaranty by the Guarantors (as defined in the Senior Secured Notes Indenture) and the Subordinated Guarantor (as defined in the Senior Secured Notes Indenture) of the Borrower's obligations under the Senior Secured Notes Indenture and the Senior Secured Notes (each such guaranty, together with the Senior Secured Notes Indenture and the Senior Secured Notes, are herein called the "SENIOR SECURED NOTES DOCUMENTS");

         WHEREAS, pursuant to the Collateral Documents, each Credit Party party thereto has granted to the Collateral Agent a security interest in the Collateral for the benefit of the Secured Creditors; and

         WHEREAS, the Lenders have authorized the Administrative Agent and the Lenders to enter into this Agreement pursuant to the Second Amendment to the Credit Agreement, dated as August 11, 2003;

         NOW, THEREFORE, it is agreed:

         1. APPOINTMENT. The Secured Creditors, by their acceptance of the benefits of the U.S. Pledge Agreement, each Security Agreement, each Mortgage and each other Collateral Document, hereby (x) agree to the provisions of this Agreement and (y) irrevocably designate DBTCA (as well as any sub-collateral agent or co-collateral agent designated by DBTCA as provided in Section 10.11 of the Credit Agreement) (and, in each case, any successor Collateral Agent) to act as specified herein and therein. As provided in the various Collateral Documents and the Credit Agreement, the Secured Creditors acknowledge and agree that the rights and obligations of the Collateral Agent shall be as set forth in Annex N to the U.S. Security Agreement (which provisions are deemed incorporated herein by reference). Each Secured Creditor hereby irrevocably authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Collateral Documents shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Collateral Documents and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Collateral Documents by the terms thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

         2. PRIORITIES WITH RESPECT TO COLLATERAL. The Second Lien Creditors hereby acknowledge and agree that all Obligations shall be secured pursuant to the Collateral Documents in accordance with the terms thereof, PROVIDED that, notwithstanding anything to the contrary contained in the Credit Agreement, any other Credit Document (including the Collateral Documents) or any Senior Secured Notes Document, as between the First Lien Creditors and the Second Lien Creditors, the following priorities with respect to the Collateral shall apply:


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         (i) the First Lien Obligations shall be entitled to a first priority security interest in all Collateral, superior and prior to the rights of the Second Lien Creditors with respect thereto, which rights of the Second Lien Creditors to any and all Collateral shall be subject to the prior interests of the First Lien Creditors under the Collateral Documents;

         (ii) the Second Lien Creditors, for themselves and their successors and assigns, hereby acknowledge and agree for the benefit of the First Lien Creditors that they (x) shall be entitled to a second priority security interest in the Collateral fully subject to the security interest granted for the benefit of the First Lien Creditors on the terms and conditions set forth in this Agreement, in the other Collateral Documents and in the Senior Secured Notes Documents, and all other rights and benefits afforded hereunder to the Second Lien Creditors are expressly subject to the terms and conditions of this Agreement, the other Collateral Documents and the Senior Secured Notes Documents and (y) shall not be entitled to receive, in respect of Second Lien Obligations held by them, any of the proceeds of any Collateral received as a result of the enforcement of rights pursuant to the Collateral Documents until all First Lien Obligations have been paid in full in cash in accordance with the terms thereof. The Second Lien Creditors (for themselves and their successors and assigns) hereby agree that their rights to institute foreclosure and other enforcement rights under the Collateral Documents or any other Credit Document shall be as expressly set forth herein and therein;

         (iii) until all First Lien Obligations have been paid in full in cash in accordance with the terms thereof, all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and the Total Commitment has been terminated, each Second Lien Creditor hereby agrees (v) that the Required Lenders (or all of the Lenders if required by Section 11.10 of the Credit Agreement) (or, after all Credit Document Obligations have been paid in full in cash in accordance with the terms thereof, all Letters of Credit have been terminated or cash collateralized in the manner satisfactory to the Administrative Agent and the Total Commitment has been terminated, the holders of a majority of the Interest Rate Obligations) may direct the Collateral Agent to take actions with respect to the Collateral (including
     (I) the release of the Collateral, provided that if an Event of Default then exists under the Senior Secured Notes Indenture the Collateral securing the Second Lien Obligations shall not be released without the consent of the Second Lien Creditors and (II) the manner of realization on any Collateral) without the consent of any Second Lien Creditor, (w) no Second Lien Creditor shall have any authority to release any Collateral (it being understood that the Collateral Agent shall (and is hereby authorized to) release Collateral securing the Second Lien Obligations to the extent permitted by the Senior Secured Indenture) or to instruct the Collateral Agent to take any action (including the institution of any suit or proceeding) with respect to the Collateral or any of the rights or remedies afforded by this Agreement or the Collateral Documents, (x) not to exercise, with respect to the Second Lien Obligations, any right of setoff or counterclaim with respect to the Collateral or any proceeds thereof, (y) that all Proceeds of Collateral shall be paid to the Collateral Agent for application in accordance with Section 3 hereof and (z) that any Proceeds of Collateral received by any Second Lien Creditor in its capacity as such shall be subject to the provisions of Section 3 hereof; and


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         (iv) the Second Lien Creditors acknowledge and agree that Collateral
     (or Liens thereon pursuant to the Collateral Documents) may be released from the security interests created pursuant to the Collateral Documents in accordance with the requirements of the Collateral Documents and, except as expressly required thereby, the consent of the Second Lien Creditors shall not be required in connection therewith.

         The foregoing provisions shall be effective at all times during the term of this Agreement, and notwithstanding (without limitation): (i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to Holdings, the Borrower or any of their Subsidiaries;
(ii) the priorities which would otherwise result under the terms of the respective Collateral Documents or under applicable law; (iii) the taking of possession of any of the Collateral by the Collateral Agent, any First Lien Creditor or any Second Lien Creditor; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office;
(v) the order in which any of the Obligations is created; (vi) whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses; or (vii) any other matter whatsoever; and shall continue in full force and effect unless and until this Agreement shall have terminated in accordance with Section 20 hereof, all Obligations have been repaid in full in cash in accordance with the terms thereof.

         3. APPLICATION OF PROCEEDS. (a) Consistent with the provisions of the various Collateral Documents, it is hereby acknowledged and agreed by the parties hereto that all moneys collected by the Collateral Agent upon any (i) distribution of any Collateral in the event of any bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of Holdings, the Borrower or any of their Subsidiaries, or the application of any Collateral to the payment thereof, (ii) distribution of the Collateral upon the liquidation or dissolution of Holdings, the Borrower or any of their Subsidiaries, or the winding up of the assets or business of Holdings, the Borrower or any of their Subsidiaries, (iii) realization by any of the Secured Creditors or the Collateral Agent with respect to the Liens pursuant to the Credit Documents and/or the Senior Secured Notes Documents whether through a Remedial Action or otherwise or (iv) Disposition of any Collateral (to the extent that any part of the proceeds of such Disposition are required to be applied to any of the Obligations or held by the Collateral Agent in accordance with the provisions of any of the Collateral Documents), or otherwise payable under the Collateral Documents, shall, as between the First Lien Creditors and the Second Lien Creditors, be distributed or paid to (or retained by) the Collateral Agent for application in the following manner:

         (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iv), (v), (vi) and (vii) of the definition of "Obligations";

         (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clauses (vi) and (vii) of the definition of "Obligations";

         (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding First Lien Primary


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     Obligations shall be paid to the First Lien Creditors as provided in
     Section 3(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Primary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Primary Obligations, its First Lien Creditor Pro Rata Share of the amount remaining to be distributed;

         (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii) inclusive, an amount equal to the outstanding First Lien Secondary Obligations shall be paid to the First Lien Creditors as provided in Section 3(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Secondary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Secondary Obligations, its First Lien Creditor Pro Rata Share of the amount remaining to be distributed;

         (v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and subject to clause
     (g) of this Section 3, to the payment of all amounts owing the Senior Secured Notes Trustee in its capacity as such pursuant to the Senior Secured Notes Indenture;

         (vi) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and subject to clause (g) of this Section 3 an amount equal to the outstanding Second Lien Obligations shall be paid to the Second Lien Creditors as provided in
     Section 3(e) hereof, with each Second Lien Creditor receiving an amount equal to its outstanding Second Lien Obligations or, if the proceeds are insufficient to pay in full all such Second Lien Obligations, its Second Lien Creditor Pro Rata Share of the amount remaining to be distributed; and

         (vii) seventh, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vi), inclusive, and following the termination of this Agreement pursuant to Section 19 hereof, to the respective Credit Party, or to whomever may be lawfully entitled to receive such surplus.

         (b) (i) For purposes of this Agreement, "FIRST LIEN CREDITOR PRO RATA SHARE" shall mean, when calculating a First Lien Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be.

         (ii) For the purposes of this Agreement, "SECOND LIEN CREDITOR PRO RATA SHARE" shall mean, when calculating a Second Lien Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Second Lien Creditor's Second Lien Obligations and the denominator of which is the then outstanding amount of all Second Lien Obligations.

         (c) When payments to First Lien Creditors are based upon their respective First Lien Creditor Pro Rata Shares, the amounts received by such First Lien Creditors hereunder


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shall be applied (for purposes of making determinations under this Section 3 only) (i) first, to their First Lien Primary Obligations and (ii) second, to their First Lien Secondary Obligations. If any payment to any First Lien Creditor of its First Lien Creditor Pro Rata Share of any distribution would result in overpayment to such First Lien Creditor, such excess amount shall instead be distributed in respect of the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of the other First Lien Creditors, with each First Lien Creditor whose First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of such First Lien Creditor and the denominator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of all First Lien Creditors entitled to such distribution. If any payment to any Second Lien Creditor of its Second Lien Creditor Pro Rata Share of any distribution would result in overpayment to such Second Lien Creditor, such excess shall instead be distributed in respect of the unpaid Second Lien Obligations of the other Second Lien Creditors with each Second Lien Creditor whose Second Lien Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction, the numerator of which is the unpaid Second Lien Obligations of such Second Lien Creditor entitled to distribution and the denominator of which is the unpaid Second Lien Obligations of all Second Lien Creditors entitled to such distribution.

         (d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Collateral Documents, agrees and acknowledges that if the Bank Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans under the Credit Agreement and all unreimbursed drawings under Letters of Credit have been paid in full in cash), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with
Section 3(a) hereof.

         (e) All payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent for the account of the Bank Creditors, (y) if to the Interest Rate Creditors, to the trustee, paying agent or other similar representative (each a "REPRESENTATIVE") for the Interest Rate Creditors or, in the absence of such a Representative, directly to the Interest Rate Creditors and (z) if to the Second Lien Creditors, to the Senior Secured Notes Trustee under the Senior Secured Notes Indenture for the account of the Second Lien Creditors.

         (f) For purposes of applying payments received in accordance with this
Section 3, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent, (ii) the Representative or, in the absence of such a Representative, upon the Interest Rate Creditors and (iii) the Senior Secured Notes Trustee for a determination (which the Administrative Agent, each


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Representative, the Interest Rate Creditors and the Senior Secured Notes Trustee
agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Bank Creditors, the Interest Rate Creditors or the Second Lien Creditors, as the case may be. Unless it has received written notice from a Bank Creditor or an Interest Rate Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Lien Secondary Obligations are outstanding. Unless it has written notice from an Interest Rate Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Agreements are in existence.

         (g) Notwithstanding anything to the contrary contained in this Agreement or in the Collateral Documents, the Second Lien Creditors, by accepting the benefits of this Agreement and the Collateral Documents, hereby expressly acknowledge and agree that (x) the aggregate amount that they shall be entitled to receive from the exercise of remedies in respect of the Collateral under this Agreement and the Collateral Documents, will not exceed $150,000,000 in aggregate principal amount (plus accrued and unpaid interest and fees thereon and indemnity and expense reimbursement claims to the extent set forth in this Agreement, the Collateral Documents and the Senior Secured Notes Documents) (or such greater principal amount as is expressly permitted at such time by the terms of the Credit Agreement (or, if the Credit Agreement is no longer in effect, such greater principal amount as is permitted at such time by the terms of the other Secured Debt Agreements), in each case so long as such greater principal amount is otherwise permitted to be so secured by the terms of the relevant Secured Debt Agreements), and (y) they shall not be entitled to receive any application pursuant to Section 3(a) hereof in respect of any Second Lien Excluded Collateral.

         4. CERTAIN DISPOSITIONS OF COLLATERAL. Notwithstanding anything to the contrary contained herein or in the Secured Debt Agreements, (x) to the extent Collateral is sold in accordance with the requirements of Section 8.1 of the Credit Agreement and the Senior Secured Notes Indenture (and is not sold as a result of any Remedial Action pursuant to a Collateral Document) at a time when no Default or Event of Default exists pursuant to Section 9.1(e) of the Credit Agreement, the proceeds thereof shall be applied in accordance with the requirements of the Credit Agreement and (y) except under the circumstances contemplated by Section 3 hereof, amounts held from time to time in the DB Account shall be distributed in accordance with the requirements of Section 2.6(d) of the Credit Agreement.

         5. RELATIVE ACKNOWLEDGMENT/PRIORITIES OF SECURITY INTERESTS AND LIENS.
(a) Each of the Secured Creditors acknowledges and agrees (x) to the relative priorities as to the Collateral (and the application of the proceeds therefrom) as provided in this Agreement (including Section 3 hereof) and in the Collateral Documents and acknowledges and agrees that such priorities (and the application of proceeds from the Collateral) shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity, diminution in value or unenforceability of all or any part of any Secured Debt Agreement or any of the Obligations thereunder, (ii) the actual date and time of execution, delivery, recording, filing or perfection of any security interests in the Collateral, (iii) any nonperfection of any Lien purportedly securing any of the Obligations (including, without limitation, whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses), (iv) any amendment, change or modification of any


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Secured Debt Agreement, (v) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Credit Party, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Credit Party, (vi) any distribution of the Collateral upon the liquidation or dissolution of Holdings or any of its Subsidiaries, or the winding up of the assets or business of Holdings or any of its Subsidiaries, (vii) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to Holdings or any of its Subsidiaries or (viii) the taking of possession of any of the Collateral by the Collateral Agent or any of the Secured Creditors and (y) that the provisions of the U.S. Security Agreement do not require the Credit Parties to take certain actions to perfect a security interest in certain Collateral that may not be perfected by filing a UCC financing statement.

         (b) Each Secured Creditor, by its acceptance of the benefits hereunder and under the Collateral Documents, hereby agrees for the benefit of the other Secured Creditors that, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the Collateral Documents is delivered by a Credit Party to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Agreement and, in the event such collateral constitutes "Second Lien Excluded Collateral", be subject to the same limitations as are set forth in the U.S. Security Agreement for Second Lien Excluded Collateral.

         (c) Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of this Agreement or any Collateral Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of the Secured Creditors as provided in the respective Collateral Document, or the relative priority of any such Lien.

         (d) If any Secured Creditor shall acquire by indemnification, subrogation, contract or otherwise (including pursuant to the Collateral Documents), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Credit Party that would otherwise constitute Collateral to secure (or providing security for) the respective Obligations owed to such Secured Creditor, that lien, estate, right or other interest shall, and any such possession or control shall, be held for the benefit of the Secured Creditors under the applicable Collateral Documents and shall be subject to the relative priorities set forth in this Agreement and the respective Collateral Documents.

         6. SHARING ARRANGEMENTS. (a) The Secured Creditors hereby agree that the provisions of this Agreement and the Collateral Documents with respect to allocations and distributions of proceeds of the Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any prior creditors' security interest in the Collateral is avoided in whole or in part or is enforced with respect to some, but not all, of the respective Obligations then outstanding.

         (b) The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement and the respective Collateral Documents, whether by


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

preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement and in the respective Collateral Documents.

         (c) In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of
Section 3 hereof, such payment or distribution shall be held by the respective Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors' Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation for such Obligations, whether or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 3 hereof.

         7. PROVISIONS IN THE EVENT OF INSOLVENCY PROCEEDINGS. Without limiting the other provisions of this Agreement, upon the commencement of a case under the Bankruptcy Code by or against any Credit Party:

         (a) The Collateral Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Credit Party shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

         (b) In any such case under the Bankruptcy Code, each Second Lien Creditor (x) agrees not to take any action or vote in any way so as to contest (1) the validity or enforceability of any of the Collateral Documents or any of the Obligations thereunder, (2) the validity, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Collateral Documents with respect to the First Lien Obligations, or (3) the relative rights and duties of the holders of the First Lien Obligations and the Second Lien Obligations granted and/or established in this Agreement and in any Collateral Document with respect to such Liens, mortgages, assignments, and security interests, and (y) acknowledges that the First Lien Obligations include post-petition interest at the rate provided for in the respective Secured Debt Agreements, whether or not a claim for post-petition interest in allowed in any such case.

         (c) So long as any First Lien Obligations are outstanding, without the express written consent of the Required Lenders (or all of the Lenders if required by Section 11.10 of the Credit Agreement) (or, after all Credit Document Obligations have been repaid in full in cash in accordance with the terms thereof, all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and the Total Commitment has been terminated, the holders of a majority of the Interest Rate Obligations), none of the Second Lien Creditors (or their representative) shall (i) with respect to any rights under any Secured Debt Agreement, seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto except, with respect to the Second Lien Obligations, to the extent that their receipt of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, any such adequate protection shall only be afforded to the Second Lien Creditors if the First Lien Creditors are satisfied with the adequate protection afforded to the First Lien Creditors), (ii) oppose or object to any First Lien Creditor obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (iii) oppose or object to the use of cash collateral by an Assignor, (iv) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the First Lien Creditors or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) on terms acceptable to the Required Lenders (or, after all Credit Document Obligations have been repaid in full in cash in accordance with the terms thereof and the Total Commitment and all Letters of Credit have been terminated, the holders of a majority of the Interest Rate Obligations), (v) oppose or object to or withhold consent from the disposition of assets by any Assignor under Section 363(b) or (f) of the Bankruptcy Code, (vi) oppose, object to, or vote against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the First Lien Creditors and the Second Lien Creditors under this Agreement and the Collateral Documents under which the Liens, mortgages, assignments and security interests and the priority thereof are granted and established, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the First Lien Creditors or the value of any claims of First Lien Creditors under Section 506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses as provided under Sections 506(b) and (c) of the Bankruptcy Code; provided that the Second Lien Creditors (or their representative) may file a proof of claim or statement of interest with respect to the Second Lien Obligations.

         (d) The First Lien Obligations owed to each First Lien Creditor under the Collateral Documents shall continue to be effective, or to be reinstated, as the case may be, as to any payment in respect of any First Lien Obligation that is rescinded or must otherwise be returned by the holder of such First Lien Obligation upon the occurrence or as a result of applicable provisions of the Bankruptcy Code, all as though such payment had not been made.

         8. WAIVERS. (a) Each Secured Creditor agrees that neither the Collateral Agent nor the Required Secured Creditors (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral (including Second Lien Excluded Collateral) or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Interest Rate Obligations or Second Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

         (b) Each of the Second Lien Creditors waives any claim which each such Second Lien Creditor may now or hereafter have against the First Lien Creditors (or their representatives) arising out of (i) any and all actions which the Collateral Agent or the First Lien Creditors take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the respective Secured Debt Agreements or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligations, (ii) the Collateral Agent's or the First Lien Creditors' election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, any Credit Party as debtor-in-possession.

         9. DEFINITIONS. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the preamble to this Agreement.

         "AGREEMENT" shall have the meaning provided in the preamble to this Agreement.

         "BANK CREDITORS" shall have the meaning provided in the recitals to this Agreement.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto.

         "BORROWER" shall have the meaning provided in the recitals to this Agreement.

         "BTCC" shall mean BT Commercial Corporation (and shall include any successor thereto).

         "CLASS" shall mean each class of Secured Creditors, I.E., whether (x) the Bank Creditors as holders of the Credit Document Obligations, (y) the Interest Rate Creditors as the holders of the Interest Rate Obligations or (z) the Second Lien Creditors as holders of the Second Lien Obligations.

         "COLLATERAL" shall mean all "Collateral" (or similar defined term) under, and as defined in, the Collateral Documents.

         "COLLATERAL AGENT" shall mean DBTCA (and any successor Collateral Agent) acting as Collateral Agent pursuant to this Agreement and any other Collateral Documents, and shall include any affiliate of DBTCA acting as a sub-collateral agent pursuant to the Collateral Documents (including, without limitation, BTCC acting as sub-collateral agent). As appropriate, references to the Collateral Agent shall also include any additional sub-collateral agents or co-collateral agents as may be appointed from time to time by the Collateral Agent for purposes of this Agreement in accordance with the provisions of Section 10.11 of the Credit Agreement.

         "CREDIT AGREEMENT" shall have the meaning provided in the recitals to this Agreement.

         "CREDIT DOCUMENT OBLIGATIONS" shall have the meaning provided in clause
(i) of the definition of "Obligations".

         "DBTCA" shall mean Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), and shall include any successor thereto.

         "DB ACCOUNT" shall have the meaning provided in the U.S. Security Agreement.

         "DEFAULT" shall mean any event which, with notice or lapse of time, or both, would become an Event of Default.

         "DISPOSITION" means the sale, assignment, transfer, lease, conveyance or other disposition by Holdings, the Borrower or their respective Subsidiaries of any Collateral, including, without limitation, an involuntary disposition as a result of a casualty or condemnation.

         "EVENT OF DEFAULT" shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement or any Interest Rate Agreement entered into with an Interest Rate Creditor and shall in any event include, without limitation, (i) any payment default under the Credit Agreement, any Interest Rate Agreement or any Senior Secured Notes Document after the expiration of any applicable grace period and (ii) at any time after the First Lien Obligations have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated, any "Event of Default" (or similar term) under, and as defined in, the Senior Secured Notes Indenture.

         "FIRST LIEN CREDITOR PRO RATA SHARE" shall have the meaning provided in
Section 3(b)(i) of this Agreement.

         "FIRST LIEN CREDITORS" shall have the meaning provided in the recitals to this Agreement.

         "FIRST LIEN OBLIGATIONS" shall mean all Credit Document Obligations and all Interest Rate Obligations.

         "FIRST LIEN PRIMARY OBLIGATIONS" shall mean (i) in the case of the Credit Document Obligations, all principal of, premium (if any), and interest (including without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim from post-petition interest is allowed in such proceeding) on, all Loans under the Credit Agreement, all drawings under Letters of Credit that have not been reimbursed by the Borrower, the contingent obligation to reimburse all drawings that may occur with respect to outstanding Letters of Credit under the Credit Agreement and all fees owing pursuant to the Credit Agreement and (ii) in the case of Interest Rate Obligations, all amounts due under any Interest Rate Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities).

         "FIRST LIEN SECONDARY OBLIGATIONS" shall mean all First Lien Obligations other than First Lien Primary Obligations.

         "HOLDINGS" shall have the meaning provided in the recitals to this Agreement.

         "INDEMNITEE" shall have the meaning provided in the U.S. Security Agreement.

         "INTEREST RATE AGREEMENTS" shall have the meaning provided in the recitals to this Agreement.

         "INTEREST RATE CREDITORS" shall have the meaning provided in the recitals to this Agreement.

         "INTEREST RATE OBLIGATIONS" shall have the meaning provided in clause
(ii) of the definition of "Obligations".

         "LENDERS" shall have the meaning provided in the recitals to this Agreement.

         "LIENS" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Credit Party's property.

         "OBLIGATIONS" shall mean and include all of the following:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of each Credit Party to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the respective Guaranty to which it is a party) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "CREDIT DOCUMENT OBLIGATIONS");

         (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Credit Party to the Interest Rate Creditors under, or with respect to (including, in the case of each Credit Party that is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the respective Guaranty to which it is a party), each Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the "INTEREST RATE OBLIGATIONS");

         (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, principal, premium and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing by such Credit Party to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Notes Documents to which such Credit Party is a party (including all such obligations, indebtedness and liabilities of such Credit Party under any guaranty constituting a Senior Secured Notes Document) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Notes Documents (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the "SECOND LIEN OBLIGATIONS");

         (iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

         (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Credit Party referred to in clauses (i) through (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs;

         (vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of the U.S. Security Agreement; and

                  (vii) all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;

         "PROCEEDS" shall mean all "proceeds" as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "REMEDIAL ACTIONS" means any claim, proceeding or action to foreclose upon, take possession or control of, sell, lease or otherwise dispose of, or in any other manner realize, take steps to realize or seek to realize upon, the whole or any part of any Collateral, whether pursuant to the UCC, by foreclosure, by setoff, by self-help repossession, by notification to account debtors, by deed in lieu of foreclosure, by exercise of power of sale, by judicial action or otherwise, or the exercise of any other remedies with respect to any Collateral available under any of the Collateral Documents, or under applicable law.

         "REPRESENTATIVE" shall have the meaning provided in Section 3(e) hereof.

         "SECOND LIEN CREDITOR PRO RATA SHARE" shall have the meaning provided in Section 3(b)(ii) of this Agreement.

         "SECOND LIEN CREDITORS" shall have the meaning provided in the recitals to this Agreement.

         "SECOND LIEN EXCLUDED COLLATERAl" shall have the meaning provided in the U.S Security Agreement.

         "SECOND LIEN OBLIGATIONS" shall have the meaning provided in clause
(iii) of the definition of "Obligations".

         "SECURED CREDITORS" shall have the meaning provided in the recitals of this Agreement.

         "SECURED DEBT AGREEMENTS" shall mean and include this Agreement, the Credit Documents, the Interest Rate Agreements entered into with an Interest Rate Creditor and the Senior Secured Notes Documents.

         "SENIOR SECURED NOTEHOLDERS" shall have the meaning provided in the recitals to this Agreement.

         "SENIOR SECURED NOTES" shall have the meaning provided in the recitals to this Agreement.

         "SENIOR SECURED NOTES DOCUMENTS" shall have the meaning provided in the recitals to this Agreement.

         "SENIOR SECURED NOTES INDENTURE" shall have the meaning provided in the recitals to this Agreement.

         "SENIOR SECURED NOTES TRUSTEE" shall have the meaning provided in the preamble to this Agreement.

         "U.S. PLEDGE AGREEMENT" shall mean the Amended and Restated U.S. Pledge Agreement dated as of March 26, 2002 and amended and restated as of August 18, 2003, by and among the Collateral Agent, each Credit Party and the Senior Secured Notes Trustee, as same may be amended, modified, supplemented, amended and restated or replaced from time to time in accordance with the terms thereof.

         "U.S. SECURITY AGREEMENT" shall mean the Amended and Restated U.S. Security Agreement dated as of March 26, 2002 and amended and restated as of August 18, 2003, by and among the Collateral Agent, each Credit Party and the Senior Secured Notes Trustee, as same may be amended, modified, supplemented, amended and restated or replaced from time to time in accordance with the terms thereof.

         10. Each party hereto hereby makes the following representations and warranties:

         (a) such party is a duly organized and validly existing bank organized under the laws of the State of New York or bank chartered pursuant to the National Banking Act, as the case may be, in good standing under the laws of the State of its organization or charter, as the case may be; and

         (b) such party has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         11. NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Credit Party shall not be effective until received by the Collateral Agent. All notices and other communications shall be in writing and addressed as follows:

         (a) if to the Collateral Agent, at:

             Deutsche Bank Trust Company Americas
             60 Wall Street
             New York, NY  10005
             Attention:  Credit Department
             Telephone No.:  (212) 250-3427
             Telecopier No.:  (212) 797-4655

             with a copy to:

             Deutsche Bank Securities Inc.
             222 South Riverside Plaza
             Chicago, IL  60606
             Attention:  Steven Friedlander
             Telephone No.:  (312) 537-1847
             Telecopier No.:  (312) 537-1327

         (b) if to any Bank Creditor other than the Collateral Agent, at such address as such Bank Creditor shall have specified in the Credit Agreement;

         (c) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the other parties hereto;

         (d) if to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

             U.S. Bank National Association
             60 Livingston Avenue
             EP-MN WS3C
             St. Paul, Minnesota 55107-2292
             Attention:  Richard Prokosch
             Telephone No.: (651) 495-3918
             Telecopier No.: (651) 495-8097

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

         13. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. Each of the agreements and acknowledgments made by each Secured Creditor is made on behalf of itself and its successors and assigns and is deemed effective by virtue of such Secured Creditors acceptance of the benefits of the Collateral Documents. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

         14. AMENDMENT; WAIVER. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of the U.S. Security Agreement, provided that no Credit Party's consent shall be required in connection with any such change, waiver, modification or variance.


         (b) Notwithstanding anything to the contrary contained in any Secured Debt Agreement, the Second Lien Creditors hereby agree that the Required Secured Creditors (as defined under the Security Agreement but excluding the Second Lien Creditors in their capacity as such) may at any time and from time to time, in their sole discretion, and without any obligation to give any notice to, or receive any consent from, any of the Second Lien Creditors in their capacities as such, agree to amend, modify or supplement this Agreement and each of the Collateral Documents to secure additional extensions of credit and add new creditors as "Secured Creditors" under this Agreement and such Collateral Documents (either as part of an existing Class or as a newly created class), so long as such amendments, modifications or supplements do not expressly violate the provisions of the Credit Agreement or Article IV or V of the Senior Secured Notes Indenture.

         15. RIGHT TO AMEND, ETC. As between the Second Lien Creditors on the one hand and the other Secured Creditors (including, without limitation, the Lenders) on the other hand, it is agreed that the Secured Creditors (excluding the Second Lien Creditors in their capacities as such) may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Second Lien Creditors in their capacities as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the First Lien Obligations, (ii) obtain, release, or dispose of any Collateral for the First Lien Obligations (subject, however, to Sections 10.2 and 10.8 of the U.S. Security Agreement), or (iii) amend or supplement in any manner the U.S. Security Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the First Lien Obligations (subject, however, in the case of the Credit Document Obligations, to Section
11.10 of the Credit Agreement and Section 10.2 of the U.S. Security Agreement), and the provisions of this Agreement shall continue in full force and effect with respect to all such First Lien Obligations.

         16. NATURE OF OBLIGATIONS; POST-PETITION INTEREST. The Senior Secured Notes Trustee, on behalf of the Second Lien Creditors, hereby acknowledges and agrees that (i) the Second Lien Creditors' claims against the Credit Parties in respect of the Collateral constitute second priority claims separate and apart (and of a different class) from the first priority claims of the First Lien Creditors against the Assignors in respect of the Collateral and (ii) the First Lien Primary Obligations and First Lien Secondary Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Assignors in respect of the Collateral constitute only one secured claim (rather than separate classes of first priority and second priority claims), then the Senior Secured Notes Trustee, on behalf of the Second Lien Creditors, hereby acknowledges and agrees that all distributions pursuant to Section 7.4 of the U.S. Security Agreement and Section 3 hereof or otherwise shall be made as if there were separate classes of first priority and second priority secured claims against the Credit Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Senior Secured Notes Trustee, on behalf of the Second Lien Creditors), the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution is made in respect of the claims held by the Senior Secured Notes Trustee, on behalf of the Second Lien Creditors, with the Senior Secured Notes Trustee hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by it to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of the Second Lien Creditors.

         17. EFFECTIVENESS. The provisions in this Agreement shall be effective both before and after the commencement of a bankruptcy, insolvency, liquidation or similar proceeding. All references in this Agreement to Holdings, the Borrower or any of their respective Subsidiaries shall include such entity as debtor in possession or any receiver or trustee for such entity.

         18. FURTHER ASSURANCES. Each Secured Creditor agrees to take such further action and shall execute and deliver to the Administrative Agent, the Collateral Agent and the other Secured Creditors such additional documents and instruments (in recordable form, if requested) as the Administrative Agent, the Collateral Agent or the other Secured Creditors may reasonably request to effectuate the terms of and agreements contemplated by this Agreement.

         19. TERMINATION. This Agreement shall terminate on the first date upon which the (i) Total Commitment under the Credit Agreement has been terminated and all Interest Rate Agreements entered into with any Interest Rate Creditor have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in cash in accordance with the terms thereof, all Letters of Credit issued under the Credit Agreement have been terminated (or cash collateralized in a manner satisfactory to the Administrative Agent) and (ii) all Second Lien Obligations have been paid in full in cash in accordance with the terms thereof.

         20. INCONSISTENT PROVISIONS. If any provision of this Agreement or any provision in any Collateral Document shall be inconsistent with, or contrary to, any provision of the Senior Secured Notes Documents, then to the maximum extent permitted under applicable law the provision in this Agreement and the respective Collateral Documents shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement and the Collateral Documents.

         21. NATURE OF OBLIGATIONS. It is acknowledged and agreed by the Secured Creditors that both the First Lien Obligations and the Second Lien Obligations shall constitute senior indebtedness of the Borrower and the various Guarantors (other than the Subordinated Guarantor (as defined in the Senior Secured Notes Indenture)), which is PARI PASSU in right of payment. The provisions of this Agreement are intended for the sole purpose of setting forth the priorities of (and various agreements with respect to) the Collateral securing the Obligations.

                                      * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                         DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS (formerly known as Bankers
                                         Trust Company), as Collateral Agent
                                         for the benefit of the Secured
                                         Creditors


                                         By:   /s/ Mark E. Funk
                                               ---------------------------------
                                               Name:    Mark E. Funk
                                               Title:   Director



                                         DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS (formerly known as Bankers
                                         Trust Company), as Administrative
                                         Agent for the benefit of the
                                         First Lien Creditors


                                         By:   /s/ Mark E. Funk
                                               ---------------------------------
                                               Name:    Mark E. Funk
                                               Title:   Director



                                         U.S. BANK NATIONAL ASSOCIATION, as
                                         Senior Secured Notes Trustee for
                                         the benefit of the Second Lien
                                         Creditors


                                         By:   /s/ Richard H. Prokosch
                                               ---------------------------------
                                               Name:    Richard H. Prokosch
                                               Title:   Vice President

                   [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]